                           WEB SITE LICENSE AGREEMENT

     This Web Site License Agreement between Double M Holdings, Inc. f/s/o Mandy Moore, (Fed. ID. #59-3609670) ("MOOR") c/o William Morris Agency, Inc., 1325 Avenue of the Americas, New York, NY 10019, Attn. Glenn A. Gulino ("MOORE"), and PTN MEDIA, INC., a Delaware Corporation, with offices located at 2750 S. State Street Ann Arbor, Michigan 48104 ("PTN").

     PTN desires to acquire from MOORE certain rights pursuant to this non-exclusive License Agreement for an on-line Internet service and, MOORE is willing to grant such license and to render her services as hereinafter provided. In consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

     1. Establishment of Service. PTN will design, produce and maintain a designated area of approved content accessible to users of the Internet at www.fashionwindow.com/mandymoore (the "Service"). Access to the Service will be free of charge. PTN may also develop "premium features", as well as a "boutique" that will permit visitors to the service to purchase approved merchandise licensed, endorsed or selected by MOORE ("Boutique Merchandise"); any such Boutique Merchandise would contain such content and be offered at prices and on terms, as may be mutually agreed by PTN and MOORE. In connection with the service, PTN will, at its sole cost and expense:

          (a) Design and Maintenance. Maintain full responsibility for the design, technical development, production, maintenance (including customer phone support), and fulfillment related to the Service.

          (b) Marketing and Content. Coordinate all on-line marketing efforts and work closely with MOORE and her representatives regarding new content areas, Boutique Merchandise and other initiatives to ensure that MOORE maximizes its association with PTN; and

          (c) Customer Service and Billing. Be responsible for all customer service, (excluding distribution, fulfillment, and shipping of Boutique Merchandise - if any) technical support, billing, credit card authorization and processing associated with the Service and the sale of Boutique merchandise. In the event Moore authorizes the sale of Boutique Merchandise pursuant to this Agreement, PTN shall be responsible for distribution, fulfillment and shipping on a fee basis and upon terms and conditions as are mutually agreed to in writing by the parties hereto.

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     2.   Use of MOORE's Name and Likeness.

          (a) MOORE grants to PTN the nontransferable right to use her name and approved likeness as reasonably necessary to create, distribute, and promote the Service and to repackage and reformat information contained in, or related to, the Service for promotional, advertising and distribution-for-profit uses, in electronic media as set forth herein. MOORE acknowledges and agrees that PTN will advertise Fashionwindow.com in select print media and such advertisements wilt be subject to MOORE's sole approval where said print advertisement incorporates MOORE's name and likeness. PTN acknowledges that MOORE will not accept uses that are in conflict with MOORE's existing or prospective agreements and shall notify MOORE of the intended use of her name and likeness before they are used and any such use shall be subject to MOORE's prior written approval. Notwithstanding the foregoing, PTN acknowledges that nothing contained herein obligates MOORE to expressly endorse Fashionwindow.com.

          (b) For this limited purpose, upon execution by PTN, MOORE shall provide for PTN's use, unpublished photographs of herself, with respect to which MOORE has full ownership rights. In addition, MOORE shall be available for a photo shoot (set up by PTN) for up to eight (8) hours, including meal breaks and rest periods, at a mutually agreed upon time. Moore shall have a reasonable right of approval as to the photographer and Moore shall approve the hair and make-up artist in her sole discretion. No payment is owed by PTN to MOORE for this photo shoot or resulting from the photo shoot, except that PTN will bear all costs and expenses associated with the photo shoot production, as agreed between the parties. During the Contract Period, PTN shall have the exclusive right to use photographs obtained through this photo shoot and approved by MOORE, solely for the creation, promotion and advertising of the Service as set forth above. Notwithstanding the foregoing, MOORE shall have the limited right to use said photographs for certain off-line merchandise and marketing endeavors subject to PTN's written consent, such consent shall not be unreasonably withheld. All of PTN's rights to use the photos shall cease upon termination of this Agreement. Upon the termination of this Agreement, PTN shall assign and transfer all ownership rights in the photographs to Moore for her exclusive use in perpetuity.

          (c) PTN shall have the non-exclusive right to use the MOORE name, and all approved images, on the Web and on-line networks subject to MOORE's prior approval. PTN shall obtain all clearances and consents required for such uses hereunder.

          (d) All rights of PTN to use the MOORE name, likeness and web address, www.fashionwindow.com/mandymoore in relation to the Service shall cease immediately upon termination of this Agreement.

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     3.   Services to be Provided.

          (a) MOORE shall be available for one (1) promotional appearance per year not to exceed four (4) hours each, to be arranged by PTN at a mutually agreeable time and place, subject to MOORE's availability, to promote the Service. PTN shall pay all reasonable expenses associated with the Promotional Appearances. All promotional appearances shall include one (1) first class airfare, two (2) coach airfares, first class ground transportation, one hundred ($100) per diem each for MOORE, her manager and guardian, and three (3) first class hotel accommodations for MOORE.

          (b) MOORE shall approve and provide a voice recording of herself welcoming persons to the Service at PTN's approved expense;

          (c) At least once per quarter, MOORE shall be available (by telephone or in-person at her option) at mutually agreed upon times (with no more than one hour of actual time on-line per occasion), to conduct exclusive interviews and/or chat sessions.

     4. MOORE's Availability. MOORE acknowledges and agrees to devote such time as reasonably necessary toward performances of her duties hereunder. Whenever MOORE is available, PTN understands and agrees that any such occasion is subject to MOORE's personal and professional schedule.

     5.   Payments by PTN.

          (a) Initial Contract Period. Upon execution PTN shall transfer to MOORE Full title, ownership, and interest in one hundred twenty-five thousand dollars ($125,000.00) of PTN Media common stock (the "Initial Stock Payment). It is further agreed that one
               (1) year after execution hereof, in the event MOORE has not sold or transferred the Initial Stock Payment (evidenced by the stock certificate or certified broker's statement) and to the extent the total value of said Initial Stock Payment (as reflected in the Wall Street Journal one year from the execution hereof) is less than one hundred thousand dollars ($ 100,000.00), PTN shall transfer to MOORE additional PTN Media common stock such that the total value of said Initial Stock Payment is not less than one hundred thousand dollars ($l00,000.00).

          (b) Option Contract Period. Subject to the Terms and conditions set forth in paragraph 8.(b) herein, on the Anniversary Date hereof, PTN shall transfer to MOORE full title, ownership, and interest in an additional one hundred twenty-five thousand dollars ($125,000.00) of PTN Media common stock (the "Second Stock Payment). It is further agreed that one (1) year after transfer hereof, in the event MOORE has not sold or transferred the Initial Stock Payment (evidenced by the stock certificate or certified broker's statement) and to the extent the total value of said Second Stock Payment (as reflected in the Wall Street


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               Journal one year from the transfer hereof) is less than one hundred thousand dollars ($100,000.00), PTN shall transfer to MOORE additional PTN Media common stock such that the total value of said Second Stock Payment is not less than one hundred thousand dollars ($100,000.00).

          (c) Where applicable, PTN will make any further payments due to MOORE under this Agreement on a quarterly basis, within fifteen (15) days following the end of the applicable calendar month. A statement showing in reasonable detail how such payment was computed shall accompany each such payment.

          (d) PTN shall keep true and complete books and records in which all information necessary to determine and verify all fees and payments contemplated hereunder shall be reflected along with the amounts payable to M00RE under the terms of this Agreement. PTN shall maintain such books and records for a period of at least three (3) years after the termination of the Contract Period. During the contract Period, and for a period of two (2) years after the Contract Period, MOORE shall have the right, at its expense and upon reasonable notice to PTN, to examine or have examined by its authorized representative, PTN's books and records, at PTN's principal place of business, in order to determine or verify all amounts due, and the accuracy of any reports furnished by PTN under this Agreement. In the event that an error is discovered in the calculation of the amounts payable by PTN to MOORE, the party that received the benefit of the error shall promptly thereafter pay to the other the amount of overpayment. If any underpayment by PTN for any period examined by MOORE is five percent (5%) or more, PTN shall pay MOORE's reasonable out-of-pocket costs with respect to such examination and the next subsequent re-examination. MOORE's receipt of any statement, or any payment does not preclude it from challenging the correctness of that statement or payment.

          (e) PTN shall reimburse MOORE promptly upon receipt of an invoice for all reasonable out-of-pocket expenses incurred by MOORE under this Agreement and approved in writing by PTN. Upon execution hereof, PTN shall transfer to the William Morris Agency full title and ownership to $12,500.00 worth of PTN Media common stock ("Initial Commission Payment).

          (f) Subject to the terms and conditions set forth herein, one year from execution hereof, PTN shall transfer to the William Morris Agency full title and ownership to an additional $12,500.00 worth of PTN Media common stock ("Final Commission Payment").

     6.   Provisions of Content, Additional Responsibilities of PTN and MOORE.

          (a) For purposes of this Agreement, the phrase "MOORE Information" means all information created and/or delivered by MOORE to PTN for inclusion in the Service, including any trademark, service mark, trade name or logo, or other intellectual property, whether or not registered, included in such information. MOORE shall deliver Moore Information on a monthly basis. Said Moore Information shall be no less than five hundred (500) words or two hundred fifty (250) words supplemented with any "on-line exclusive" photo (tour photos, etc.) of her choice. MOORE, through her stylist, trainer and manager, shall be solely responsible for the content of all MOORE Information, and represents and warrants to PTN that to the best of MOORE's knowledge (i) all MOORE information: (A) that will be accurate and MOORE'S own and original creation, except for information validly licensed for use by MOORE or in the public domain; (B) will consist only of information that MOORE is authorized to use and to authorize PTN to use as contemplated in this Agreement;
               (C) to the best of MOORE's knowledge, will not constitute a libel or defamation or conflict with any copyright, right of privacy or other rights of any third party; and (D) will conform to all applicable federal, state and local laws and regulations; and
               (ii) MOORE, her guardians and representatives, has the full right and authority to grant the rights and consents set forth herein. PTN shall be entitled at any time to bring any concerns it has regarding MOORE Information to the attention of MOORE, whereupon the parties will cooperate in good faith to address PTN's concerns. Subject only to the next sentence, PTN shall distribute MOORE Information only as transmitted by MOORE, and shall not authorize any third party to modify or edit such Information without MOORE's prior written consent.

          (b) Transmission of MOORE Information. MOORE shall transmit to PTN all MOORE Information and updates thereof necessary for inclusion in the Service (including any Boutique Merchandise) on a monthly basis. Information and updates shall be transmitted by telephone or electronically in a format to be agreed upon by PTN and MOORE, on a pre-scheduled basis and/or as such information and updates become available, as the case may be. PTN shall provide MOORE with a Service number or numbers that will allow MOORE to gain access to the Service at no cost or charge for purposes of electronically delivering MOORE Information and content updates. All content supplied by MOORE shall be consistent with the editorial standards used by PTN for content displayed on the Service (which standards PTN reserves the right to amend from time to time) provided PTN timely and accurately conveys such standards to MOORE.)

          (c) Right, Title and Interest to MOORE Information. All right, title and interest in MOORE Information, MOORE Information, and MOORE's name and likeness are and shall remain MOORE's, subject to the rights and license granted to PTN herein. Subject to the limitations set forth herein, PTN shall have the right, at no cost, to use, display (privately or publicly) and distribute MOORE Information, or any portion thereof, on the Service or in connection with any demonstration, promotion or advertisement of the Service; to enter MOORE Information into PTN's computer database; and to store, process, retrieve and transmit the same on the Service during the Term. PTN shall have the exclusive

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               Internet broadcast rights only to the MOORE Information created by MOORE pursuant to this Agreement. Any use of the MOORE name and likeness, or MOORE Information, shall be subject to MOORE's prior consent (which consent shall not be unreasonably withheld). PTN's rights hereunder shall include the right to offer subscribers the option of printing and downloading MOORE Information or any portion thereof as a function of the Service generally.

          (d) Operation of Service: Non-MOORE Information, Charges for Service. PTN will have sole discretion to determine all aspects of the operation of the Service and all matters relating to the content, structure and sequence of material appearing on the Service. PTN represents and warrants to MOORE that, to the best of PTN's knowledge, all content on the Service other than MOORE Information (to the extent not revised, modified or deleted by PTN) ("Non-MOORE Information"), (A) will be accurate and PTN's own and original creation, except for information validly licensed for use by PTN or in the public domain; (B) will consist only of information that PTN is authorized to use; (C) will not constitute a libel or defamation or conflict with any copyright, right of privacy or other rights of, any third party; and (D) will conform to all applicable federal, state and local laws and regulations.

          (e) Non-MOORE Information. PTN has the full right and authority to grant the rights and consents set forth herein. MOORE shall be entitled at any time to bring any concerns it has regarding Non-MOORE Information to the attention of PTN, whereupon the parties will cooperate in good faith to address MOORE's concerns. Nothing in this Agreement shall limit PTN's rights regarding charges for any aspect of the Service (including any product or service offered by PTN, whether alone or in conjunction with others, through means of the Service). All right, title and interest to PTN's name, trade name(s), trademark(s) and service mark(s) ("PTN Trademarks") are and shall remain PTN's. Nothing herein shall be deemed to grant MOORE any proprietary rights to any of PTN's trade name(s), trademark(s) or service mark(s). MOORE shall have the right to use PTN Trademarks in connection with advertising and promoting the Service, subject to PTN's prior written consent, not to be unreasonably withheld.

          (f) Compliance with Applicable Law. PTN will be solely responsible to ensure that all aspects of the Service (other than the MOORE Information, to the extent not modified or revised by PTN), including the promotion thereof, shall comply with applicable law.

          (g) Subscriber Agreement. PTN will distribute a subscriber agreement prohibiting republication, redistribution, public broadcast, public display, resale, offering for resale or other commercial exploitation of copyrighted or trademarked materials published in the Service without the copyright or trademark owner's consent.

          (h) Compliance with Industry Standards. PTN represents and agrees that the Service will at all times during the Agreement be a first-class service, in content and technical quality, and that the Service will comply with all on-line broadcasting industry standards.

          (i) Database from Service. PTN shall own all information received through the Service, including all names, addresses, mail, and other information relating to users of the Service obtained by PTN through the Service, except that MOORE shall have access to the mailing list obtained through the Service to use for her own purposes. PTN agrees not to use any information obtained through the Service in any way to imply an endorsement by MOORE of any product or service during or following the termination of this Agreement, except boutique Merchandise approved by MOORE.

     7.   Exclusivity

          (a) During the term of this Agreement and subject to the remainder of this Section, MOORE shall not: (i) license the use of the MOORE name or likeness for any competing beauty, fashion or lifestyle web site or home page featuring MOORE or (ii) be employed by, act as a consultant to or otherwise render services similar in the aggregate to those provided hereunder with respect to fashion, beauty or lifestyle for any on-line service. This Paragraph does not prohibit MOORE from maintaining her own web-site, advertising on other sites, providing services for other non-competing sites or on-line services such as performing in a program to be broadcast over the Internet, having the MOORE name or the likeness on the web-sites of MOORE's licensees or others, or participating in on-line interviews or articles. The following MOORE licensees are not subject to or governed by this Agreement:
               (1) Neutrogena Inc.; (2) mandy.com or mandymoore.com; and (3) artistdirect.com.

          (b) MOORE is not responsible for initiating action against, enjoining or otherwise attempting to dissuade any person or entity not licensed by MOORE, which in contravention of this Agreement uses the MOORE name or likeness in promoting or advertising any products or services which are the same as or similar to or directly competitive with the service. MOORE shall not incur any liability to PTN or any third party arising out of any such activity by any such person or entity. MOORE agrees that at PTN's sole cost and expense, MOORE shall give such reasonable assistance to PTN as may be required to cause any such person or entity to cease and desist from such activities, or in connection with any lawsuit or other proceeding by PTN against such person or entity.

          (c) During the Term hereof, PTN shall not enter into a similar Agreement for the Site with another teen female performer appealing to the same demographic audience as MOORE.


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     8.   Contract Period

          (a) Initial Contract Period. The Initial Contract Period will begin on the execution date of this Agreement (the "Execution Date") and will continue for a period of one (1) year from the date the Service is launched (the "Anniversary Date"), unless terminated earlier or extended as provided herein. Said Service shall be launched no later than ninety (90) days after the full execution of this Agreement (the "Launch Date").

          (b) Option Contract Period. On the Anniversary Date hereof, if PTN Media common stock is trading at a minimum of twenty-five percent (25%) greater than the trading price, established as of the Execution Date and as reflected in the Wall Street Journal on said Execution Date, AND the average hits/visits to fashionwindow.com has increased by an average of twenty-five percent (25%), measured from said Launch Date to the Anniversary Date (collectively, the "Benchmarks"), then one (1) additional year form the Anniversary Date hereof shall be added to the Term of this Agreement solely at PTN's discretion. If only one of the aforementioned Benchmarks is met, then either party hereto may elect to terminate this Agreement upon the Anniversary Date.

          (c) Morals. If at any time during the Contract Period the commercial association of PTN with MOORE is substantially impaired by reason of her conviction of a felony or commission of an act involving moral turpitude, PTN shall have the right to terminate this Agreement, no later than thirty (30) days after learning of such event, on thirty (30) days written notice to MOORE. MOORE shall keep all compensation paid to date and PTN shall no longer have the right to use any MOORE Information after termination as set forth hereunder.

     9. Confidentiality. All information disclosed by either party to the other party, including but not limited to the terms and conditions of this Agreement or any other agreement between the parties, trade secrets of the party, any nonpublic information relating to any party's product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how and any other nonpublic technical or business information of a party, that is marked "Confidential" or identified by the disclosing party in writing as confidential before or within thirty days after disclosure to the receiving party, will be treated as confidential by the receiving party and not disclosed to any third party without the disclosing party's prior written consent. "Confidential Information" as referred to in this Section does not include (a) information that is generally available to the public other than as a result of disclosure in violation of this Agreement, (b) information already known or which becomes known to the receiving party from a third party source which is not, to the receiving party's knowledge, under an obligation of confidentiality, (c) information independently developed by the receiving party (as shown by competent documentation), and
     (d) otherwise confidential information that is required to be disclosed by law, including administrative or judicial action. Any breach of these confidentiality provisions will entitle the injured party to seek injunctive relief and damages.

     10. Insurance. PTN agrees to provide and maintain for the Term hereof and one year thereafter, at its own expense, product liability insurance with limits of no less than $3,000,000.00 and within (30) days from the date hereof, PTN will submit to Licensor a fully paid policy or certificate of insurance naming Licensor and MOORE as insured parties, requiring that the insurer shall not terminate or materially modify such policy without written notice to Licensor at least twenty (20) days in advance thereof.

     11.  Indemnification.

          (a) PTN Indemnification. PTN hereby indemnifies and agrees to defend and hold MOORE free and harmless from and against all claims, costs, liabilities, judgments, expenses or damages (including reasonable attorneys' fees) (collectively, "Damages") arising out of or in connection with (i) any information, other than MOORE Information (to the extent not deleted, modified or revised by PTN), displayed on the Service, (ii) any breach of any representation, warranty or covenant of PTN hereunder, (iii) any use of or reference to MOORE's name or logo or MOORE's name or likeness not expressly permitted hereunder or based upon PTN's use of any intellectual property other than MOORE's name or logo or MOORE's name or likeness; except to the extent any such Damages arise from the gross negligence or willful misconduct of MOORE or its employees or MOORE, or (iv) any products produced by PTN, its agents or licensees relating to the Service hereunder.

          (b) No Liability for Punitive or Consequential Damages. Notwithstanding anything stated or implied to the contrary herein, in no event shall either party be liable to the other for exemplary, punitive or consequential damages, even if advised of the possibility of such damages, in any manner arising out to this Agreement or the breach of any term, covenant, representation, warranty or obligation contained herein.

          (c) Notification. Each party shall notify the other as soon as reasonably possible of any claim of which it becomes aware.

     12.  Remedies.

          (a) Injunctive Relief. In the event either party materially breaches this Agreement, PTN and MOORE agree that, in addition to any and all other remedies available at law or in equity, the non-breaching party shall be entitled to seek injunctive relief to the extent permitted by law from further violation of this Agreement, during any proceeding as well as on final determination thereof, without prejudice to any other right of either party.

          (b) MOORE's Liability not to Exceed Remuneration Paid to MOORE by PTN. Notwithstanding anything to the contrary herein, in the event PTN incurs any expenses, damages or other liabilities (including, without limitation, reasonable attorneys' fees) in connection with this Agreement or Moore's services, MOORE's liability to PTN hereunder shall not exceed the remuneration, excluding reimbursement of expenses, actually paid to MOORE by PTN hereunder.

     13. Relationship of the Parties. The parties to this Agreement are independent contractors, and this Agreement shall not be construed to create a partnership, joint venture, employment or principal agent relationship between the parties. Each party shall be solely responsible to compensate any employees, agents or representatives employed or engaged by it to perform duties under this Agreement and for all taxes, imposts, duties and all charges of any governmental authority arising from its activities under this Agreement. Neither PTN nor MOORE, nor any other person or entity employed by either PTN or MOORE, are authorized to make any warranty concerning the other party or incur or assume any obligation or liability for the other party and nothing in this Agreement gives or is intended to give any rights of any kind to any third party, except as expressly set forth herein.

     14. Amendment, Waiver. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by both of the parties to this Agreement. Any of the terms and conditions of this Agreement may be waived at any time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

     15. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

     16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

     17. Jurisdiction. Any and all suits or actions, whether federal or state, for any breach of this Agreement, or otherwise arising out of this Agreement, shall be filed and prosecuted in any court of competent jurisdiction in the City of Los Angeles, State of California. The parties hereto hereby consent and submit to the jurisdiction of the courts in the City of Los Angeles, State of California.

     18. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to be given or made; on the same business day when sent by confirmed facsimile, on the next business day after mailing when delivered by overnight courier or on the fifth business day after mailing if sent by first-class, registered or certified mail to the following address or addresses or such other address or addresses as the parties may designate in writing in accordance with this Section:

          If to PTN:                 PTN MEDIA INC.
                                     2750 S. State Street
                                     Ann Arbor, MI  48105


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


          with a copy to:            Bernard R. Cahill II, Esq.
                                     Cahill Law Office
                                     Music Row
                                     706 18th Avenue S.
                                     Nashville, TN 37203
                                     615-242-6777 phone
                                     615-255-4366 fax

          If to MOORE:               Mandy Moore
                                     C/o Glenn A. Gulino
                                     William Morris Agency, Inc.
                                     1325 Avenue of the Americas
                                     New York, NY 10019
                                     212-903-1129 phone
                                     212-903-1406 fax

          With copy to:              Jess L. Rosen, Esq.
                                     Greenberg Traurig
                                     Ivy Place
                                     3423 Piedmont Rd., N.E. 2nd Fl.
                                     Atlanta, GA 30306
                                     404-240-1125 phone
                                     404-237-5260 fax

     19. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party.

     20. Execution in Counterparts. This Agreement may be executed by the parties in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile, and signatures on a facsimile copy hereof shall be deemed authorized original signatures.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date set forth below.

DOUBLE M HOLDINGS, INC.                      PTN MEDIA, INC.

/s/  DON L. MOORE                            By: /s/ PETER KLAMKA
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Name:  DON L. MOORE                          Name:  Peter Klamka
Title: PRESIDENT                             Title: President